Exhibit 99.1

MCEWEN MINING Q1 2016 OPERATING & FINANCIAL RESULTS

TORONTO, May 5, 2016 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to announce consolidated quarterly production of 37,958 gold equivalent ounces(1) and earnings from mining operations of $19.5 million(2)(3) for the three months ended March 31, 2016 (“Q1”). The El Gallo Mine in Mexico had an outstanding quarter, producing at total cash costs and all-in sustaining costs (“AISC”) per gold equivalent ounce of $432 and $532, respectively. The San José Mine in Argentina also performed well, and as a result we received a dividend of $2.6 million from MSC(4) in the quarter, compared to a $0.5 million dividend received during all of 2015.

We generated $14.7 million in free cash flow in the quarter, and ended the quarter with liquid assets(3) of $43.5 million and no debt. On May 2, 2016 we had liquid assets of $46 million and no debt.

The tables below provide operating and financial results for Q1, comparative results for Q1 2015, and our production and cost guidance for full year 2016. For our SEC Form 10-Q Financial Statements and MD&A refer to: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

1
	Q1 2016	Q1 2015	Guidance FY2016
Corporate Total
Gold ounces produced	28,975	24,696	99,500
Silver ounces produced	673,767	655,339	3,337,000
Gold equivalent ounces produced(1)	37,958	33,434	144,000
Gold equivalent total cash cost ($/oz)(1)(3)	$615	$674	$780
Gold equivalent co-product AISC ($/oz)(1)(3)	$814	$948	$935
Gold equivalent all-in cost ($/oz)(1)(3)	$903	$1,044	-
El Gallo Mine – Mexico
Gold ounces produced	20,015	15,243	54,500
Silver ounces produced	6,448	11,084	37,500
Gold equivalent ounces produced(1)	20,101	15,391	55,000
Gold equivalent total cash cost ($/oz)(1)(3)	$432	$460	$780
Gold equivalent co-product AISC ($/oz)(1)(3)	$532	$611	$840
San José Mine(4) - Argentina
Gold ounces produced	8,960	9,453	45,000
Silver ounces produced	667,319	644,255	3,300,000
Gold equivalent ounces produced(1)	17,857	18,043	89,000
Gold equivalent total cash cost ($/oz)(1)(3)	$762	$888	$780
Gold equivalent co-product AISC ($/oz)(1)(3)	$936	$1,127	$990

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	Q1 2016	Q1 2015

Gold equivalent ounces sold	40,578	37,682
San José Mine	22,477	18,865
El Gallo Mine	18,101	18,817

Average realized prices(3)
Gold ($/oz)	$1,205	$1,213
Silver ($/oz)	$15.29	$17.02

(Millions of U.S. dollars except per share amounts)
Earnings from Mining Operations(3)	19.5	17.2
Earnings from mine operations per share	0.07	0.06

Cash Flow from Operations(3)	14.7	5.6
Cash flow from operations per share	0.05	0.02

Net Income(3)	13.0	6.0
Net Income per share	0.04	0.02

Operating & Financial Highlights

Production Costs

Consolidated total cash costs, all-in sustaining costs (AISC) and all-in costs per gold equivalent ounce sold in Q1 were $615, $814 and $903, respectively. At the El Gallo Mine total cash costs and AISC were $432 and $532 per gold equivalent ounce, respectively; and at the San José Mine total cash costs and AISC were $762 and $936 per gold equivalent ounce, respectively. The year-over-year decrease in total cash costs per gold equivalent ounce sold is mainly due to a higher average gold grade processed at the El Gallo Mine, and devaluation in both the Argentinean and Mexican Pesos in the quarter.

Production

Quarterly gold equivalent production has increased year-over-year by 14%. Production in Q1 totaled 37,958 gold equivalent ounces, which includes 17,857 gold equivalent ounces attributable to us from our 49%(4) interest in the San José Mine, and 20,101 gold equivalent ounces from the El Gallo Mine.

Ounces Sold

Sales totaled 40,578 gold equivalent ounces in Q1, which includes 22,477 gold equivalent ounces attributable to us from the San José Mine, and 18,101 gold equivalent ounces from the El Gallo Mine.

Earnings from Mining Operations

Earnings from mining operations was $19.5 million or $0.07 per share for Q1, compared to earnings of $17.2 million or $0.06 per share for Q1 2015.

Cash Flow

Net cash provided by operations was $14.7 million or $0.05 per share for Q1, compared to net cash flow generated of $5.6 million or $0.02 per share in Q1 2015.

Net Income

Consolidated net income was $13.0 million or $0.04 per share for Q1, compared to a net income of $6.0 million or $0.02 per share for Q1 2015.

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Average Realized Prices

The average realized prices of gold and silver sold during Q1 were $1,205 and $15.29 per ounce, respectively. Average realized prices are presented net of adjustments of provisionally priced sales of concentrates from the San José Mine.

Production and Cost Guidance

We increased our 2016 production guidance during the quarter to 99,500 gold ounces and 3.3 million silver ounces, or 144,000 gold equivalent ounces, at total cash costs and AISC of $780 and $935 per gold equivalent ounce, respectively.

Treasury

We ended Q1 with $43.5 million in liquid assets and no debt. As of May 2, 2016 we had liquid assets of $46 million.

Return of Capital & Eligible Dividend

We paid the second semi-annual return of capital installment of $0.005 per share on February 12, 2016, for an aggregate total of $1.5 million. For shareowners in the US & Canada, return of capital is generally not taxed, however we advise you to obtain advice from a tax professional familiar with your specific situation.  Owners of the exchangeable shares of our publicly traded Canadian subsidiary McEwen Mining - Minera Andes Acquisition Corp. (“MAQ”) received an eligible dividend of $0.005 per share with the same payment date. The eligible dividend does not qualify for the same beneficial tax treatment discussed above and we recommend that holders of MAQ shares vote for the proposed amendment to the article of incorporation at the MAQ Annual Meeting, as discussed below.

Exchangeable Shares

At our upcoming Annual Meeting on May 31, 2016, owners of MAQ exchangeable shares are being asked to vote for an amendment to the articles of incorporation allowing for the immediate redemption of all exchangeable shares. If approved, MAQ shares will be redeemed for MUX common shares. This will save administrative costs and simplify our capital structure. For more information on the proposed amendment refer to pages 10-19 of the proxy circular dated April 20, 2016 available at:

http://sedar.com/DisplayCompanyDocuments.do?lang=EN&issuerNo=00032768

El Gallo Mine, Mexico (100%)

In Q1 the mine produced 20,101 gold equivalent ounces, compared to 15,391 gold equivalent ounces during same period in 2015. Production in Q1 set a new quarterly record as a result of processing higher grade ore stockpiled in the previous quarter. Production in subsequent quarters is expected to be lower as the influence of higher grade ore diminishes and production transitions to lower grade resources. Full year production guidance for El Gallo in 2016 is now increased to 55,000 gold equivalent ounces.

For 2016, we have budgeted $3.3 million for sustaining costs and capital expenditures, and $2.6 million for exploration activities.  During Q1 we spent $1.1 million primarily on the heap leach pad expansion expected to be completed early in Q2, and $0.8 million in exploration activities.

On April 19, 2016, we acquired the existing tiered NSR royalty (the “Royalty”) on the El Gallo Mine, which was paying 3.5% of gross revenue less allowable deductions. The purchase price consisted of a $5.25 million payment on closing and a conditional deferred payment of $1.0 million to be made on June 30, 2018. The Royalty ceased being payable at the end of March 2016. In 2015 the Royalty added approximately $44 per gold equivalent ounce sold to our cash cost. The transaction enhances the future profitability of the El Gallo Mine and removes a royalty burden on existing and potentially new deposits inside the Royalty’s area of influence, including the El Gallo Silver deposit.

On May 2, 2016, we announced the purchase of mineral properties located approximately 6 miles (10 km) from the El Gallo Mine for $250,000, plus a 2% NSR royalty retained by the seller. We believe there are attractive exploration targets on these properties, and we will be commencing exploration here immediately.

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San José Mine, Argentina (49%)

Our attributable production from San José in Q1 was 8,960 gold ounces and 667,319 silver ounces, for a total of 17,857 gold equivalent ounces. Compared to Q1 2015, gold production was down 5% and silver production was up 4%. Q1 production is typically lower than other quarters due to mill shutdown and maintenance over the holidays.

Tax reforms and other macroeconomic developments in Argentina have significantly improved the cash flows at San José. As a consequence we received $2.6 million in dividends from MSC(4) in Q1, and expect to receive additional dividends throughout the year.

The 2016 exploration budget for drilling on targets near the mine is $4.5 million. This is the first time in several years that a significant budget has been allocated to exploration with the goal of defining new economic deposits on the San José property.

Gold Bar Advanced-stage Project(5), Nevada, U.S. (100%)

For 2016, we have budget approximately $8.3 million for our Nevada properties. The budget for Gold Bar development is $3.5 million, of which $0.6 million was spent in Q1. The exploration budget is $1.6 million for a total of 16,000 ft. (4,900 m) of drilling.  Exploration drilling on two Nevada projects begins this month, including on the new Afgan project acquired in January.

We continue to advance the permitting process for construction and production at Gold Bar. Formal notice from the Bureau of Land Management states our Record of Decision (ROD) for the Gold Bar Environmental Impact Statement (EIS) is expected in January, 2017. The Company expects that all other applicable State and local permits will also be acquired within this timeframe. Once the ROD and permits are received, the Company can begin mine construction, which is expected to take approximately 10-12 months to complete.

El Gallo Silver Advanced-stage Project(5), Mexico (100%)

Work with our engineering consultants on revised development plans and trade-off studies for El Gallo Silver is ongoing. We intend to present our results this summer and produce a new feasibility study when prevailing silver prices justify development.

Los Azules Exploration Project, Argentina (100%)

For 2016, we have budgeted $1.0 million for Los Azules to advance the project with baseline environmental studies, optimization studies, and geological work. Planning for the next field season in Q1 2017 is also in progress.

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Q1 2016 Conference Call Details
McEwen Mining will be hosting a conference call to discuss the Q1 2016 results and project developments on:
Thursday, May 5th, 2016 11:00 am ET

WEBCAST:
http://www.gowebcasting.com/lobby/7548

TELEPHONE:
Participant Dial-in numbers: (877) 291-4570 (North America) / (647) 788-4922 (International) Conference ID: 6262391

REPLAY:
Dial-in numbers: (800) 585-8367 (North America) / (416) 621-4642 (International)
Conference ID: 6262391 05/05/2016 14:00 ET - 12/05/2016 23:59 ET

About McEwen Mining  (www.mcewenmining.com)

McEwen Mining’s goal is to qualify for inclusion in the S&P 500 Index by creating a high growth, profitable gold and silver producer focused in the Americas and Europe. McEwen Mining's principal assets consist of the San José Mine in Santa Cruz, Argentina (49% interest), the El Gallo Mine and El Gallo Silver project in Sinaloa, Mexico, the Gold Bar project in Nevada, USA, and the Los Azules copper project in San Juan, Argentina.

McEwen Mining has a total of 298 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 25% of the Company.

Footnotes:

1)	Silver production is presented as a gold equivalent. Gold equivalent calculations are based on prevailing spot prices at the beginning of the year. The silver to gold ratio used for 2015-2016 is 75:1.
2)	All amounts are reported in US dollars unless otherwise stated.
3)

Earnings from mining operations, total cash costs, all-in sustaining costs (AISC), all-in costs, average realized prices, and liquid assets, are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. See “Cautionary Note Regarding Non-GAAP Measures” for additional information, including definitions of these terms.

4)

The San José Mine is owned by Minera Santa Cruz S.A. (“MSC”), which is a joint venture 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc. Figures include only the portion attributable to us from our 49% interest in MSC.

5)	See “Cautionary Note Regarding Non-GAAP Measures” for additional information about “Advanced-stage Projects”.

TECHNICAL INFORMATION

The technical contents of this news release have been reviewed and approved by Nathan M. Stubina , Ph.D., P.Eng., FCIM, Managing Director and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects".

RELIABILITY OF INFORMATION REGARDING THE SAN JOSÉ MINE

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP ("non-GAAP") performance measures. Because the non-GAAP performance measures do not have any standardized

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meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Total Cash Costs and All-in Sustaining Costs

Total cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current explorations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs. All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, and sustaining capital expenditures. In order to arrive at our consolidated all-in sustaining costs, we also include corporate general and administrative expenses. Depreciation is excluded from both total cash costs and all-in sustaining cash costs. For both total cash costs and all-in sustaining costs we include our attributable share of total cash costs from operations where we hold less than a 100% economic share in the production, such as MSC, where we hold a 49% interest.  Total cash cost and all-in sustaining cash cost per ounce sold are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Earnings from mining operations

The term Earnings from Mining Operations used in this report is a non-GAAP financial measure. We use and report this measure because we believe it provides investors and analysts with a useful measure of the underlying earnings from our mining operations. We define Earnings from Mining Operations as Gold and Silver Revenues from our El Gallo 1 Mine and our 49% attributable share of the San José Mine's Net Sales, less their respective Production Costs Applicable to Sales. To the extent that Production Costs Applicable to Sales may include depreciation and amortization expense related to the fair value increments on historical business acquisitions (fair value paid in excess of the carrying value of the underlying assets and liabilities assumed on the date of acquisition), we deduct this expense in order to arrive at Production Costs Applicable to Sales that only include depreciation and amortization expense incurred at the mine-site level. The San José Mine Net Sales and Production Costs Applicable to Sales are presented, on a 100% basis, in Note 5 of McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Average realized prices

The term average realized price per ounce used in this report is also a non-GAAP financial measure. We report this measure to better understand the price realized in each reporting period for gold and silver.  Average realized price is calculated as sales of gold and silver (excluding commercial deductions) over the number of ounces sold in the period.

Liquid assets

Liquid assets corresponds to “cash, investments and precious metals”, which is also a non‑GAAP financial measure. We report this measure to better understand our liquidity in each reporting period.  Cash, investments and precious metals is calculated as the sum of cash, investments and ounces of doré held in inventories with precious metals, valued at the London PM Fix spot price at the corresponding period. A reconciliation between precious metals valued at cost and precious metals valued at market value is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

Advanced stage projects

Advanced-stage properties consist of properties for which a feasibility study has been completed indicating the presence of mineralized material, and that have obtained or are in the process of obtaining the required permitting for construction and operation. Our designation of certain properties as “Advanced-stage Properties” should not suggest that we have proven or probable reserves at those properties as defined by the SEC Industry Guide 7.  In addition, as described under Critical Accounting Policies section contained in our annual report on Form 10-K for the year ended December 31, 2015, we define “Mine Development Costs” as the costs incurred to design and construct mining and processing facilities, including engineering and metallurgical studies, drilling, and other related costs to delineate an ore body, and the removal of overburden to initially expose an ore body at open pit surface or underground mines. Since no proven and probable reserves have been established on any of our properties except for our 49% interest in the San José mine, mine development costs are not capitalized at any of the our properties, but rather are expensed as incurred, and allocated within “Mine Development Costs” in the Consolidated Statement of Operations and Comprehensive Income.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove

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to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:
Mihaela Iancu Investor Relations (647) 258-0395 ext 320 info@mcewenmining.com Website www.mcewenmining.com	Christina McCarthy Director of Corporate Development (647) 258-0395 ext 390 corporatedevelopment@mcewenmining.com Facebook facebook.com/mcewenrob	150 King Street West Suite 2800,P.O. Box 24 Toronto, Ontario, Canada M5H 1J9 (866) 441-0690 Twitter twitter.com/mcewenmining

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